UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Post-Effective Amendment No. 2 (No. 333-96781)
to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
INTERDIGITAL INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)	23-1882087 (I.R.S. Employer Identification Number)
781 Third Avenue
King of Prussia, PA 19406-1409
(Address of Principal Executive Offices)
(610) 878-7800
(Registrant’s telephone number, including area code)
Employee Stock Purchase Plan
(Full Titles of the Plans)
Steven W. Sprecher, General Counsel and Government Affairs Officer
InterDigital Inc.
781 Third Avenue
King of Prussia, Pennsylvania 19406-1409
(610) 878-7800
(Name and Address, including Zip Code,
and Telephone Number, including Area Code
of Agent For Service)

TERMINATION OF REGISTRATION
     InterDigital Inc., formerly known as InterDigital Communications Corp., (the “Company”), is filing this Post-Effective Amendment No. 2 (the “Post-Effective Amendment”) in connection with certain shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), that were registered pursuant to the Registration Statement on Form S-8, File No. 333-96781 (the “Registration Statement”).
     Upon its effectiveness on July 19, 2002, the Registration Statement covered 1,000,000 shares of Common Stock to be offered or sold under the Company’s Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”). Effective December 31, 2007, the Employee Stock Purchase Plan has been terminated. Accordingly, by this Post-Effective Amendment, the Company hereby deregisters 846,080 shares of Common Stock covered by the Registration Statement. These deregistered shares represent] all of the shares remaining available for offer and sale under the Employee Stock Purchase Plan as of December 31, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Form S-8 (No. 333-96781) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of King of Prussia, Commonwealth of Pennsylvania, on March 20, 2008.

INTERDIGITAL INC.
By:	/s/ William J. Merritt
William J. Merritt
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2 to Form S-8 (No. 333-96781) has been signed by the following persons in the capacities and on the date indicated.

/s/ D. Ridgely Bolgiano		/s/ Harry G. Campagna

Name:	D. Ridgely Bolgiano	Name:	Harry G. Campagna
Title:	Director	Title:	Chairman of the Board of Directors
Date:	March 20, 2008	Date:	March 20, 2008

/s/ Steven T. Clontz		/s/ Edward B. Kamins

Name:	Steven T. Clontz	Name:	Edward B. Kamins
Title:	Director	Title:	Director
Date:	April 4, 2008	Date:	March 20, 2008

/s/ Robert S. Roath		/s/ Robert W. Shaner

Name:	Robert S. Roath	Name:	Robert W. Shaner
Title:	Director	Title:	Director
Date:	March 20, 2008	Date:	March 28, 2008

/s/ William J. Merritt		/s/ Scott A. McQuilkin

Name:	William J. Merritt	Name:	Scott A. McQuilkin
Title:	Director, President and Chief Executive Officer	Title:	Chief Financial Officer
Date:	March 20, 2008	Date:	March 20, 2008